UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2025

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 328-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Sergio L. Maiworm, Jr. as Executive Vice President and Chief Financial Officer

On May 16, 2025, Mr. Sergio L. Maiworm, Jr. informed the Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) that he was resigning from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of June 27, 2025, to pursue a new opportunity. Mr. Maiworm has indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company or any member of the Board or senior management team on any matter relating to the Company’s operations, policies or practices.

In conjunction with his departure, Mr. Maiworm is not entitled to any additional benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements. In connection with his resignation, Mr. Maiworm forfeited all unvested restricted stock units and performance share units which he was previously granted.

Appointment of Gregory M. Babcock as Interim Chief Financial Officer

In connection with and following Mr. Maiworm’s resignation, effective as of June 28, 2025, Mr. Gregory M. Babcock was appointed as Interim Chief Financial Officer to serve until a permanent Chief Financial Officer is appointed by the Board. Mr. Babcock currently serves as the Company’s Vice President and Chief Accounting Officer. No agreement was entered into and no change to Mr. Babcock’s compensation was approved at this time in connection with his appointment as Interim Chief Financial Officer by the Board.

Mr. Babcock has been a member of the Company’s finance and accounting department for the past eleven years, serving as Chief Accounting Officer since August 2019 and promoted to Vice President and Chief Accounting Officer in March 2021. Mr. Babcock also served as the Company’s Corporate Controller from May 2018 to August 2019, as Assistant Controller from September 2015 to May 2018, and as Financial Reporting Manager from May 2014 to September 2015. Prior to joining the Company, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock is a Certified Public Accountant and holds a M.S. in Finance and B.B.A. in Accounting from Texas A&M University.

Mr. Babcock is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01   Regulation FD Disclosure.

On May 19, 2025, the Company issued a press release announcing Mr. Maiworm’s resignation and Mr. Babcock’s appointment as Interim Chief Financial Officer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release, dated May 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Executive Vice President, General Counsel and Secretary